Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating Revenues:
Electric	$1,383	$1,274	$2,589	$2,376
Natural gas	155	153	463	485
Total operating revenues	1,538	1,427	3,052	2,861
Operating Expenses:
Fuel	189	166	395	369
Purchased power	149	135	329	273
Natural gas purchased for resale	41	41	171	193
Other operations and maintenance	422	435	827	835
Depreciation and amortization	222	210	443	417
Taxes other than income taxes	117	115	235	229
Total operating expenses	1,140	1,102	2,400	2,316
Operating Income	398	325	652	545
Other Income and Expenses:
Miscellaneous income	14	16	29	36
Miscellaneous expense	5	6	14	13
Total other income	9	10	15	23
Interest Charges	99	95	198	190
Income Before Income Taxes	308	240	469	378
Income Taxes	114	92	171	123
Net Income	194	148	298	255
Less: Net Income Attributable to Noncontrolling Interests	1	1	3	3
Net Income Attributable to Ameren Common Shareholders	$193	$147	$295	$252

Earnings per Common Share – Basic and Diluted	$0.79	$0.61	$1.21	$1.04

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$10	$9
Accounts receivable - trade (less allowance for doubtful accounts)	446	437
Unbilled revenue	334	295
Miscellaneous accounts receivable	77	63
Inventories	512	527
Current regulatory assets	95	149
Other current assets	97	113
Total current assets	1,571	1,593
Property, Plant, and Equipment, Net	20,589	20,113
Investments and Other Assets:
Nuclear decommissioning trust fund	651	607
Goodwill	411	411
Regulatory assets	1,506	1,437
Other assets	526	538
Total investments and other assets	3,094	2,993
TOTAL ASSETS	$25,254	$24,699
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$578	$681
Short-term debt	892	558
Accounts and wages payable	522	805
Taxes accrued	122	46
Interest accrued	104	93
Customer deposits	108	107
Current regulatory liabilities	141	110
Other current liabilities	298	274
Total current liabilities	2,765	2,674
Long-term Debt, Net	6,821	6,595
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,444	4,264
Accumulated deferred investment tax credits	52	55
Regulatory liabilities	2,003	1,985
Asset retirement obligations	634	635
Pension and other postretirement benefits	758	769
Other deferred credits and liabilities	477	477
Total deferred credits and other liabilities	8,368	8,185
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,528	5,556
Retained earnings	1,649	1,568
Accumulated other comprehensive loss	(21)	(23)
Total Ameren Corporation shareholders’ equity	7,158	7,103
Noncontrolling Interests	142	142
Total equity	7,300	7,245
TOTAL LIABILITIES AND EQUITY	$25,254	$24,699

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2017	2016
Cash Flows From Operating Activities:
Net income	$298	$255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	433	419
Amortization of nuclear fuel	48	38
Amortization of debt issuance costs and premium/discounts	11	11
Deferred income taxes and investment tax credits, net	175	134
Allowance for equity funds used during construction	(10)	(13)
Share-based compensation costs	8	12
Other	(5)	(7)
Changes in assets and liabilities	(95)	(86)
Net cash provided by operating activities	863	763
Cash Flows From Investing Activities:
Capital expenditures	(998)	(1,000)
Nuclear fuel expenditures	(50)	(24)
Purchases of securities – nuclear decommissioning trust fund	(213)	(201)
Sales and maturities of securities – nuclear decommissioning trust fund	204	192
Other	(2)	(2)
Net cash used in investing activities	(1,059)	(1,035)
Cash Flows From Financing Activities:
Dividends on common stock	(214)	(206)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	334	477
Maturities of long-term debt	(425)	(389)
Issuances of long-term debt	549	149
Share-based payments	(39)	(32)
Capital issuance costs	(4)	(1)
Other	(1)	(2)
Net cash provided by (used in) financing activities	197	(7)
Net change in cash and cash equivalents	1	(279)
Cash and cash equivalents at beginning of year	9	292
Cash and cash equivalents at end of period	$10	$13